                                                                  Exhibit 10.113

                   EMPLOYMENT AND NON-INTERFERENCE AGREEMENT
                   -----------------------------------------

          This Employment and Non-Interference Agreement (this "Agreement"), is
                                                                ---------
dated as of January 1, 2001 by and between Michael Kearney (the "Executive") and
                                                                 ---------
Spacehab, Incorporated, a Washington corporation (the "Company").
                                                       -------

          WHEREAS, the Company wishes to retain the future services of Executive for the Company;

          WHEREAS, Executive is willing, upon the terms and conditions set forth in this Agreement, to provide services hereunder; and

          WHEREAS, the Company wishes to secure Executive's non-interference, upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Nature of Employment
              --------------------

          Subject to Sections 3 and 4, the Company hereby employs Executive, and
                     ----------------
Executive agrees to accept such employment, during the Term of Employment (as defined in Section 3) as President and Chief Operating Officer and to undertake
           ---------
such duties and responsibilities as may be reasonably assigned to Executive from time to time by the Chief Executive Officer and the Board of Directors of the Company.

          2.  Extent of Employment
              --------------------
          (a) During the Term of Employment, Executive shall perform his obligations hereunder faithfully and to the best of his ability under the direction of the Chief Executive Officer and Board of Directors of the Company and shall abide by the rules, customs and usages from time to time established by the Company.

          (b) During the Term of Employment, Executive shall devote all of his business time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations under this Agreement (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices and norms with respect to similar positions.

          (c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority. Executive shall act in accordance with the laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority.

          3.  Term of Employment
              ------------------

          The "Term of Employment" shall commence on January 1, 2001 and shall
               ------------------
continue through December 31, 2003 (the "Initial Term"), subject to automatic
                                         ------------
annual renewal for one-year terms thereafter (the "Additional Term"), unless
                                                   ---------------
either the Company or Executive notifies the other party of its intent not to renew at least sixty (60) days prior to the end of the Initial Term or Additional Term as the case may be. Should Executive's employment by the Company be earlier terminated pursuant to Section 4, the Term of Employment
                                          ---------
shall end on the date of such earlier termination.

          4.   Termination
               -----------
          (a)  Death. The Executive's employment with the Company will be
               -----
terminated upon the death of Executive.

          (b)  Disability. The Executive's employment with the Company will be
               ----------
terminated in the event that because of physical or mental disability, Executive is unable to perform and does not perform his duties hereunder, for a continuous period of 90 days, and an experienced, recognized physician specializing in such disabilities certifies as to the foregoing in writing (a "Disability").

          (c)  By the Company. The Company may terminate the Executive's
               --------------
employment with the Company:

             (i)  for Cause (as defined in Section 12); or
                                           ----------
            (ii) for any other reason not referred to in clause (i), or for no reason, such that this Agreement shall be construed as terminable at will by the Company, subject to the consequences of such termination as set forth in this Agreement.

          (d)  By the Executive. The Executive may terminate the Executive's
               ----------------
employment with the Company:

             (i)  on account of Good Reason (as defined in Section 12); or
                                                           -----------
            (ii) voluntarily or for any reason not referred to in clause (i), or for no reason, in each case after 60 days' prior written notice to the Company and its Board of Directors.

          (e) Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company's business, and that nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate Executive at any time, with or without Cause. Termination shall become effective upon the delivery by the Company to Executive of notice specifying such termination and the reasons therefor, subject to the requirements for advance notice and an opportunity to cure provided in this Agreement, if and to the extent applicable.

          (f) Termination of the Term of Employment will not terminate Sections
                                                                       --------
5, and 9 through 23.
-      -         --

          5.  Compensation of Termination of Employment.
              ------------------------------------------

          (a) In the event Executive's employment is terminated for reason of death, Disability, by the Company other than for Cause or by Executive for Good Reason, the Company will: (A) pay to Executive (or his estate or representative) the full amounts to which the Executive would be entitled to under Sections 6
                                                                   ----------
(a) and (b) for the period from effectiveness of termination through the sixth
---     ---
month anniversary of termination; and (B) provide to Executive (or his estate or representative) the benefits described in Section 8 through the sixth month
                                          ---------
anniversary of termination.

Notwithstanding the foregoing, the benefits described in Section 8 will be
                                                         ---------
provided to Executive only to the extent the continuation of such benefits is permitted by the term of any plan and applicable law. Payment of the foregoing amounts and provision of the benefits will be made in accordance with the timetable and schedule for such payments contemplated therefor as if such termination did not occur. If the Company makes the payments required by this
Section 5(a), such payments will constitute severance and liquidated damages,
------------
and the Company will not be obligated to pay any further amounts to Executive under this Agreement or otherwise be liable to Executive in connection with any termination.

          (b) In the event Executive's employment is terminated by the Company for Cause or by Executive other than for Good Reason the Company will not be obligated to pay any further amounts to Executive under this Agreement.

          (c)  In the event the Term of Employment is terminated and the
Company is obligated to make payments to Executive pursuant to Section 5(a),
                                                               -------------
Executive shall have a duty to seek to obtain alternative employment; and if Executive thereafter obtains alternative employment, the Company's payment obligations under Section 5(a), including its obligation to provide
                  ------------
insurance coverage, if any, will be mitigated and reduced by and to the extent of Executive's compensation under such alternative employment during the period for which payments are owed by the Company pursuant to Section 5(a).
                                                                  -------------
Moreover, in the event that Executive is employed by or engaged in a Competitive Business as contemplated by Section 10(a)(i), then the Company
                            ----------------
will thereupon no longer be obligated to make payments under Section 5(a).
                                                             ------------
          (d)  In the event the Term of Employment is terminated and the
Company is obligated to make payments pursuant to Section 5(a), Executive
                                                  ------------
hereby waives any and all claims against the Company and its respective officers, directors, employees, agents, or representatives, stockholders and affiliates relating to his employment during the term hereof and this Agreement and Executive hereby agrees to enter into a waiver and release of claims in a form acceptable to the Company.

          6.  Compensation
              ------------
          During the Term of Employment, the Company shall pay to Executive:

          (a) As base compensation for his services hereunder, in semi-monthly installments, a base salary at a rate of not less than $250,000 per annum. Such amounts may be increased (but not decreased) annually at the discretion of the Board of Directors or its Compensation Committee based upon an annual review by the Board of Directors or its Compensation Committee of Executive's performance.

          (b) An annual incentive bonus, if any, based on Executive's and/or Company's performance as determined and approved by the Board of Directors or its Compensation Committee.

          (c) An annual stock option grant, if any, based on Executive's, Company's and/or Company Stock performance as determined and approved by the Board of Directors or its Compensation Committee.

          7.  Reimbursement of Expenses
              -------------------------

          During the Term of Employment, the Company shall pay all expenses, including without limitation, transportation, lodging and food for Executive to attend conventions, conferences and meetings that the Company determines are necessary or in the best interest of the Company, and for any ordinary and reasonable expenses incurred by Executive in the conduct of the Business of the Company. Travel outside the United States shall be subject to the prior approval of the Chairman and Chief Executive Officer of the Company.

          8.  Benefits
              --------

          During the Term of Employment, Executive shall be entitled to benefits (including health, disability, pension and life insurance benefits consistent with Company policy, or as increased from time to time), in each case, in accordance with guidelines or established from time to time, by the Board of Directors for senior executives of the Company.

          9.  Confidential Information
              ------------------------

          (a) Executive acknowledges that his employment hereunder gives him access to Confidential Information relating to the Companies and the Business and its customers which must remain confidential. Executive acknowledges that this information is valuable, special, and unique asset of the Companies and/or Business, and that it has been and will be developed by the Companies at considerable effort and expense, and if it were to be known and used by others engaged in a Competitive Business, it would be harmful and detrimental to the interests of the Companies. In consideration of the foregoing, Executive hereby agrees and covenants that, during and after the Term of Employment, Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for Executive's own benefit or for the benefit of anyone other than the Companies, Confidential Information (as defined in Section 12), whether prepared by Executive or not; provided, however, that
   ----------                                         --------  -------
any Confidential Information may be disclosed to officers, representatives, employees and agents of the Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business (as defined in Section 12). Executive shall use his best
                               ----------
efforts to prevent the removal of any Confidential Information from the premises of the Companies, except as required in the normal course of his employment by the Company. Executive shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in
                                                    --------  -------
the event disclosure is required by applicable law, Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, Executive agrees to deliver to the Company, at any time during the Term of Employment, or thereafter, all Confidential Information which he may possess or control. Executive agrees that all Confidential Information of the Companies (whether now or hereafter existing) conceived, discovered or made by him during the Term of Employment exclusively belongs to the Companies (and not to Executive). Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership.

          (b) In the event that Executive breaches his obligations in any material respect under this Section 9, the Company, in addition to pursuing all
                            ---------
available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same shall cease all payments to Executive under this Agreement.

          (c)  The terms of this Section 9 shall survive the termination of
                                 ---------
this Agreement regardless of who terminates this Agreement, or the reasons therefor.

          10.  Non-Interference
               ----------------

          (a) Executive acknowledges that the services to be provided give him the opportunity to have special knowledge of the Companies and the Confidential Information and the capabilities of individuals employed by or affiliated with the Companies, and that interference in these relationships would cause irreparable injury to the Companies. In consideration of this Agreement, Executive covenants and agrees that:

             (i) During the Restricted Period (which shall not include any period of violation of this Agreement by the Executive), Executive will not, without the express written approval of the Board of Directors of the Company, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, in any Competitive Business without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of Executive referred to above occur or are performed within or without the Market or (C) whether Executive resides, or reports to an office, within or without the Market; provided, however, that (x) Executive may, anywhere in the Market, directly
     --------  -------
     or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) Executive may accept employment with a successor company to the Company.

             (ii) During the Restricted Period (which shall not include any period of violation of this Agreement by Executive), Executive will not without the express prior written approval of the Board of Directors of the Company (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Companies, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Companies. Notwithstanding the foregoing, nothing herein shall prevent Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

             (iii)  The scope and term of this Section 10 are reasonable and
                                               ----------
     valid in geographical and temporal scope and in all other respects, are necessary in order to secure for the Company the benefits for which it has contracted hereunder and would not preclude the Executive from earning a living with an entity that is not a Competitive Business.

          (b)  The terms of this Section 10 shall survive termination of this
                                 ----------
Agreement regardless of who terminates this Agreement, or the reasons therefor.

          11.  Inventions
               ----------
          (a) Each invention, improvement or discovery made or conceived by Executive, either individually or with others, during the term of his employment with the Company, which invention, improvement or discovery is related to any of the lines of business or work of the Companies, any projected or potential activities which the Companies have investigated or hereinafter investigates, or which result from or are suggested by any service performed by Executive for the Company, whether patentable or not (the "Works"), is in each case a "work made for hire", as that phrase is defined in the Copyright Revision Act of 1976, as amended, and under the applicable laws of all non-

U.S. jurisdictions. The Company shall therefore be deemed to be the sole and original author and owner of any and all right, title and interest in the Works. To the extent that any such Works do not qualify for any reason as works made for hire in any jurisdictions, the Executive hereby assigns to the Company any and all rights, title and interests in such Works, as well as any applicable patent or registration rights with respect thereto. Each of the Works shall at all times be promptly and fully disclosed by the Executive to the Company. Executive shall, during the term of his employment with the Company and thereafter without charge to the Company, but at the request and expense of the Company, assist the Company in obtaining or vesting in itself patents upon such improvements and inventions. All such inventions, improvements or discoveries shall at all times become and remain the exclusive property of the Company. Executive represents that he does not claim ownership of any inventions, improvements, formulae or discoveries which are excluded from this Agreement.

          (b) In the event that Executive breaches his obligations in any material respect under Sections 9, 10 or this Section 11, notwithstanding
                       ----------  --         ----------
anything in this Agreement to the contrary, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same shall cease all payments to Executive under this Agreement.

          12.  Definitions
               -----------

          "Business" means (a) the creation, design, development and
           --------
commercialization of content related to the International Space Station, any other aspect of programs operated or proposed to be operated by, or in cooperation with, the National Aeronautic and Space Administration of United States of America, or any similar program or activity, (b) those businesses and activities as are described in the Annual Report on Form 10-K or Current Report on Form 10-Q for SPACEHAB, Incorporated for the fiscal year, or (c) any similar, incidental or related activity conducted or pursued by, or engaged in, or proposed to be conducted or pursued by or engaged in, by the Companies prior to the date hereof or at any time during the Term of Employment.

     "Cause" means the occurrence of any of the following:
      -----

     (i) Executive's conviction of any crime or criminal offense involving the unlawful theft or conversion of substantial monies or other property or any other felony (other than a criminal offense arising solely under a statutory provision imposing criminal liability on the Executive on a per se basis due to
                                                            --- --
the offices held by the Executive);

     (ii) Executive's conviction of fraud or embezzlement;

    (iii) Executive's breach of any of his fiduciary duties to the Company or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission could reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company;

     (iv) Executive's willful, continual and material neglect or failure to discharge the duties, responsibilities or obligations prescribed by Sections 1
                                                                    ----------
and 2 (other than arising solely due to physical or mental disability);
    -

     (v) Executive's habitual drunkenness or substance abuse which materially interferes with Executive's ability to discharge the duties, responsibilities or obligations prescribed by Sections 1 and 2;
                          ----------     -

     (vi) Executive's willful, continual or material breach of any noncompetition or confidentiality agreement with the Company, including without limitation, Sections 9 and 10 of this Agreement;
            ----------     --

     (vii) Executive's gross neglect of his duties and responsibilities, as determined by the Company's Board of Directors; and

     (viii) the continuous poor or unacceptable performance of Executive's duties to the Company, as determined in the sole judgment of the Board of Directors of the Company.

     For purposes of this Agreement, in no event shall "Cause" be deemed to have occurred unless and until Executive receives written notice from the Company notifying the Executive of the termination of employment for Cause.

     "Companies" means the Company and any of its direct or indirect
      ---------
Subsidiaries or any entity of which the Company is a Subsidiary, whether now or hereafter existing.

     "Company" means the entity defined in the first paragraph of this
      -------
Agreement or any successor thereto.

     "Competitive Business" means any business which competes, directly or
      --------------------
indirectly, with the Business in the Market.

     "Confidential Information" means any trade secret, confidential study,
      ------------------------
data, calculation, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, application for the protection of any name or mark, "know-how", technical information, customer list, detail of a client or consultant contract, price information, pricing policy, sales technique, confidential information relating to suppliers, information relating to the special and particular needs of the Companies' customers operational methods, marketing plan or strategy, financial information, cost-related information, supplier information, vendor information, product information or formula, product development technique or plan, other technique, system, invention, model, concept, current or future or contemplated project, business or marketing plan, strategy or opportunity, business acquisition plan or any portion or phase of any scientific or technical information, specification, technique, idea, discovery, design, computer program (including source or object code), process, procedure, research or technical data, improvement or other proprietary or intellectual property of the Companies, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, drawings, reports, records, documents and other evidence thereof. The term "Confidential
                                                                  ------------
Information" does not include, and there shall be no obligation hereunder with
-----------
respect to, information that is or becomes generally available to the public other than as a result of a disclosure by Executive not permissible hereunder.

     "Executive" means the individual identified in the first paragraph of
      ---------
this Agreement, or his estate, if deceased.

     "Good Reason" shall mean the occurrence of any of the following:
      -----------

          (i) the Company's material reduction in Executive's authority, perquisites, position, title or responsibilities (other than such a reduction by the Company because of a temporary illness or disability or such a reduction which affects all of the Company's senior executives on a substantially equal or proportionate basis as a result of financial results, conditions, prospects, reorganization, workout or distressed condition of the Company), or

          (ii) the Company's willful, material violation of its obligations under this Agreement.

          For purposes of this Agreement, in no event shall "Good Reason" be deemed to have occurred unless and until 30 days' prior written notice is given by Executive to the Company and its Board of Directors identifying in reasonable detail the acts or omissions constituting such "Good Reason" and the Company's failure thereafter to cure such acts or omissions within such 30 day period.

          "Market" means any state in the United States of America and each
           ------
similar jurisdiction in any other country in which the Business was conducted, pursued or engaged in by the Companies prior to the date hereof or is conducted, pursued or engaged in, or is proposed to be conducted, pursued or engaged in by the Companies at any time during the Term of Employment.

          "Prior Employment Agreement" is defined in Section 14(a).
           --------------------------                -------------

          "Restricted Period" means the period commencing on the date of this
           -----------------
Agreement and continuing through the sixth month anniversary of the termination of the Term of Employment.

          "Subsidiary" means any corporation, limited liability company, joint
           ----------
venture, limited and general partnership, joint stock company, association or any other type of business entity of which the Company owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting securities at the time of determination.

          "Term of Employment" is defined in Section 3.
           ------------------                ---------

          13.  Notice
               ------

          Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

          If to Executive:


          If to Company:  Spacehab, Incorporated
                          300 D Street, S.W.
                          Washington, D.C.  20024

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

          14.  Previous Agreements; Executive's Representation
               -----------------------------------------------
          (a)  Attached hereto as Annex A are all previous employment or
                                  -------
severance agreements, if any, by and between Executive and the Company (collectively, the "Prior Employment Agreements"). Executive and the
                    ---------------------------
Company hereby cancel, void and render without force and effect all Prior Employment Agreements, and the Executive releases and discharges the Company from any further obligations or liabilities thereunder. Notwithstanding the foregoing, the terms and provisions in any Prior Employment Agreement relating to any grants of stock options or other derivative securities for the purchase of the Company's common stock (no par value per share) shall remain in full force and effect and shall not be amended in any manner as a result of the execution of this Agreement.

          (b) Executive hereby warrants and represents to the Company that Executive has carefully reviewed this Agreement and has consulted with such advisors as Executive considers appropriate in connection with this Agreement, is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of Executive's prior employment, which would be breached or violated by Executive's execution of this Agreement or by Executive's performance of his duties hereunder.

          15.  Other Matters
               -------------

          Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligations of the Company, and that none of the Companies' stockholders, directors, officers, affiliates, representatives, agents or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

          16.  Validity
               --------
          If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

          17.  Severability
               ------------

          Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 10 or any other provision hereof
                                       ----------
is unenforceable because of the scope or duration of such provision, the scope or duration of such provision shall be reduced to the extent necessary to be enforceable in the applicable jurisdiction.

          18.  Waiver of Breach; Specific Performance
               --------------------------------------

          The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of

Sections 9, 10 and 11 of this Agreement and that any party (and third party
--------------     --
beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of this Agreement. In the event either party takes legal action to enforce any of the terms or provisions of this Agreement against the other party, the party against whom judgment is rendered in such action shall pay the prevailing party's costs and expenses, including but not limited to, attorneys' fees, incurred in such action.

          19.  Assignment; Third Parties
               -------------------------

          Neither Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. The parties agree and acknowledge that each of the Companies and the stockholders and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, Executive's covenants set forth in Sections 9, 10 and 11.
                       --------------     --

          20.  Amendment; Entire Agreement
               ---------------------------

          This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior Agreements, understandings and commitments with respect to such subject matter.

          21.  Litigation
               ----------

          This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the District of Columbia, except that no doctrine of choice of law shall be used to apply any law other than that of the District of Columbia, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, be interposed in any action hereon. Subject to Section
                                                                      -------
22, Executive and the Company agree that any action or proceeding to enforce or
--
arising out of this agreement may be commenced in the courts of the Washington, D.C. or the United States District Courts in the District of Columbia.
Executive and the Company consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens.
                                                          --------------------
The choice of forum set forth in this Section 21 shall not be deemed to preclude
                                      ----------
the enforcement of any judgment obtained in such forum or the taking of any action under this agreement to enforce same in any other jurisdiction.

          22.  Arbitration
               -----------

          Executive and the Company agree that any dispute between or among the parties to this Agreement relating to or in respect of this Agreement, its negotiation, execution, performance, subject matter, or any course of conduct or dealing or actions under or in respect of this Agreement, shall be submitted to, and resolved exclusively pursuant to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitration shall take place in Washington, D.C., and shall be subject to the substantive law of the District of Columbia. Decisions pursuant to such arbitration shall be final, conclusive and binding on the parties. Upon the conclusion of arbitration, Executive or the Company may apply to any court of the type described in Section 21 to enforce the decision pursuant to such
                      ----------
arbitration. In connection with the foregoing, the parties hereby waive any rights to a jury trial to resolve any disputes or claims relating to this Agreement or its subject matter.

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

          23.  Further Action
               --------------
          Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

          24.  Counterparts
               ------------
          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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                                       13

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.


                              EXECUTIVE:


                              /s/  Michael Kearney
                              ------------------------------------------
                              Michael Kearney



                              SPACEHAB, INCORPORATED


                              /s/   Shelley A. Harrison, Ph.D.
                              ------------------------------------------
                              Shelley A. Harrison, Ph.D.
                              Chairman and Chief Executive Officer

                                       14